Exhibit 107

Calculation of Filing Fee Tables

F-3
(Form Type)

GUARDFORCE AI CO., LIMITED

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(5)	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit(2)		Maximum Aggregate Offering Price(1)(2)		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be paid (Primary Shares to be offered by GUARDFORCE AI CO., LIMITED)	Equity	Ordinary Shares, $0.12 par value per share	Rule 457(o)		(2)		(2)		(2)	-	-
	Debt	Debt Securities	Rule 457(o)		(2)		(2)		(2)	-	-
	Other	Warrant	Rule 457(o)		(2)		(2)		(2)	-	-
	Other	Rights	Rule 457(o)		(2)		(2)		(2)	-	-
	Other	Units	Rule 457(o)		(2)		(2)		(2)	-	-
	Unallocated (Universal) Shelf		Rule 457(o)		(2)		(2)	$300,000,000		$153.10 per $1,000,000	$45,930.00	(3)
Carry Forward Securities
Carry forward Securities	Equity	Ordinary Shares, $0.12 par value per share
	Debt	Debt Securities
	Other	Warrant
	Other	Rights								-	-
	Other	Units								-	-

Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 415(a)(6)					$150,000,000		$92.70 per $1,000,000 (as of December 23, 2021)	$13,905.00		F-3	333-261881	January 5, 2022	$9,834.34
		Total Offering Amounts						$300,000,000			$45,930.00
		Total Fees Previously Paid									$9,834.34
		Total Fee Offsets(4)									$9,834.34
		Net Fee Due									$36,095.66

(1)	There are being registered hereunder such indeterminate (a) number of Ordinary Shares, $0.12 par value per share (“Ordinary Shares”), (b) principal amount of debt securities, (c) number of warrants to purchase Ordinary Shares or debt securities; (d) number of rights to purchase Ordinary Shares, debt securities or other securities, and (e) number of units, as shall have an aggregate initial offering price not to exceed $300,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $300,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate number of Ordinary Shares, and debt securities as may be issued upon conversion, exercise or exchange of convertible, exercisable or exchangeable securities being registered hereunder or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of share splits, share dividends or similar transactions.

(2)	The proposed maximum aggregate offering price for each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to General Instruction II.G. of Form F-3 under the Securities Act.

(3)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o) of Regulation C under the Securities Act.

(4)	The Registrant previously filed a Registration Statement on Form F-3 with the Securities and Exchange Commission on December 23, 2021 (File No. 333-261881), which was declared effective on January 5, 2022 (the “Prior Registration Statement”), that registered an aggregate of $150,000,000 of an indeterminate number of securities to be offered by the Registrant from time to time. Of the $150,000,000 of securities registered on the Prior Registration Statement, for which the Registrant paid a filing fee of $13,905. In connection therewith, $106,087,823 of the securities remain unsold, leaving $9,834.34 in previously paid fees available for future offset (calculated at the fee rate in effect on the filing date of the Prior Registration Statement). In accordance with Rule 457(p) under the Securities Act, the Registrant is using $9,834.34 of the unused filing fees to offset the filing fee payable in connection with this filing. Accordingly, a registration fee of $36,095.66 is due to be paid at this time. Concurrently with the effectiveness of this registration statement, any offering of unsold securities pursuant to the Prior Registration Statement is hereby terminated.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed (1)		Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	GUARDFORCE AI CO., LIMITED	F-3	333-261881	December 23, 2021		$9,834.34	Unallocated (Universal) Shelf		(1)	Unallocated (Universal) Shelf	$106,087,823
Fee Offset Sources	GUARDFORCE AI CO., LIMITED	F-3	333-261881		December 23, 2021							$9,834.34

(1)	Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due under this registration statement by $9,834.34, which represents the portion of the registration fee previously paid (after offset) with respect to $106,087,823of unsold securities (the “Unsold Offset Securities”) previously registered on the Prior Registration Statement. The offering of the Unsold Offset Securities pursuant to the Prior Registration Statement associated with the claimed fee offset pursuant to Rule 457(p) have been completed or terminated.